SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                               ------------------
                          Date of Report: Jan 27, 2005
                           LIMELIGHT MEDIA GROUP, INC.
               (Exact Name of Registrant as Specified in Charter)

           NEVADA                     0-09358               88-0441338
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(State or other jurisdiction        (Commission            (IRS Employer
     of incorporation)             File Number)         Identification No.)


8000 CENTERVIEW PARKWAY, SUITE 115, MEMPHIS, TN                   38018
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   (Address of principal executive offices)                    (Zip code)

Registrant's telephone number, including area code: (901) 757-0195
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ITEM 7.01.  REGULATION FD DISCLOSURE

ITEM 1:

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January 26, 2005


To Our Shareholders


Over four years ago, we began a journey on an ambitious goal to develop and create not only the first, but also the premier, digital signage Company available. We have always believed that the market would dictate the requirements of the industry and we have been continually striving to set the standard in the industry. Events in the industry following the tragedy of 9-11 drastically affected our options to build the Company. Remaining as the Company originally envisioned was not an option. Only if we were willing to take some calculated risks and redirect the Company would we be able to achieve the results we all desired of sustained growth, real revenues and material share price appreciation.

This redirection has not been an easy one. We knew it would demand difficult decisions by management that would touch everyone involved in the Company, from employees to contractors, clients and shareholders. The year 2004 evolved into a transition point for our Company in its evolution. The year provided a number of challenges that were met and a number of milestones achieved. The story is not over yet and may never be but the groundwork and first chapters are written and we believe we are on sound ground for continuing forward.

I wanted to spend a few moments and share information regarding the events of 2004 and then share the vision and design going forward.

The digital signage industry began realizing significant market awareness in late 2003 after experiencing two years of total silence after the 9-11 events. Originally, Limelight developed a proprietary system to manage the digital distribution of video content over the internet to be displayed on various screens in remote locations. The single-minded focus of the Company was to penetrate the movie theater market due to much publicity about the divergence from acrylic film to digital transmission of movies. Limelight felt it needed to position itself with the transmission and management methodology for the transition. In early 2004, the Company was faced with a number of business opportunities that would have propelled the Company forward as the premier provider in the cinema industry both in number of locations and market presence. After much research and interviews with almost 25 other financial firms, an agreement was entered into with Cornell Capital Partners to provide the necessary financing for the growth of the Company in the cinema industry.

In addition, the Company evaluated a number of opportunities including strategic alliances and possible acquisitions that would provide the Company additional infrastructure and skill sets to grow the business. A plan was set in motion to acquire value for the Company with cash flow and market penetration to coincide with the approval of the finance package with Cornell Capital Partners.

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Achievement Highlights in 2004

1. Negotiated a strategic partner in the cinema industry that assisted Limelight to expand its digital signage reach to numerous domestic and international markets.

2. Negotiated a strategic relationship with a large film producer and subsequently produced original programming for presentation in theater lobbies. This differentiated Limelight from its competitors.

3. Negotiated a purchase agreement for the software platform utilized by Limelight which would have secured the usage of the software platform specifically to Limelight clients and allowed Limelight to enhance the functionality specific to ad placement and ad reservations systems.

4. Negotiated a purchase agreement for a digital signage integration Company with two decades of experience in the industry, sustainable cash flow and significant market presence. The acquisition enabled Limelight to complete its corporate infrastructure and product line thereby allowing expanded revenue sources and fast track penetration in the industry nationwide.

5. Negotiated a strategic alliance with a DVD rental Company to partner with the placement of their equipment in retail locations. This allowed an early entry into various retail locations prior to assuming a debt level not sustainable in rapid rollout scenarios.

6. Negotiated an arrangement to manufacture private label equipment specific to the requirements for the digital signage industry. This significantly reduced the cost for equipment outlay and provided equipment specific to Limelight's needs. Opportunities for distribution at a retail level for Limelight's brand are a possibility.

7. Negotiated the acquisition of a digital network in two grocery store chains. The acquisition is the first of an initiative for Limelight to expand its digital signage offering to several venues and industries.

8. Negotiated the advance sale of 25% of the advertising space available on the grocery digital signage network. This established the valuation and credibility of the media space. The closing on this contract at the time of this letter has not been concluded.

9. Negotiated and closed a restricted stock purchase at a premium to market that provided cash equivalent credits for the Company to utilize on best efforts basis goods and services over the next two years. This transaction may significantly reduce the expenditures of the Company over the next two years and served a second function of resolving a negative balance sheet issue.

10. Negotiated a strategic alliance with a software development Company specific to advertising based digital signage. The alliance opened the doors for

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Limelight to provide digital signage programs in 14 separate markets including health clubs, cruise ships, specialty retail and mass retail.

11. Negotiated a sponsorship agreement with the third largest auto racing venue that allowed sponsored and branded soft seating zones encompassing the Limelight Media Group signage systems to be installed in large shopping mall locations. The creativity in the development of this project allowed Limelight to penetrate markets with little risk or competition. Limelight subsequently developed a high definition delivery system for the project.

12. Booked the first retail revenue on the digital signage system. Limelight Media Group's strength is in the development and management of full service digital signage systems. Our systems are some of the most tested and reliable in the industry and meet or exceed all industry standards. Limelight was prepared to advance its market presence in numerous markets during 2004 to establish the foundation for the Company to grow. These markets included specialty retail, specialty office, mass retail and grocery.

In August of 2004, the SEC approved the registration filing enabling Limelight to capitalize upon the financing negotiations that had been concluded. Subsequently and unfortunately, the Company has filed numerous 8-K Disclosure Statements with the SEC on the failure of Cornell Capital Partners to provide the access to capital according to the signed agreements. The failure to receive the funding had a material negative effect on the Company operations and status of the aforementioned negotiated partnerships, acquisitions and business opportunities.

As a result of this sudden realization that Cornell was not going to provide capital, Limelight was forced to place its theater and mall operations on hold, along with the partnership with the DVD rental Company and no projects announced in press releases were installed as initially planned. The alliance with the software Company was cancelled and the fourteen market opportunities were placed on hold and announced acquisitions were cancelled. Coincidentally, an investor relations firm retained by the Company inadvertently released information not approved by the Company which stated the Company was operating a number of locations but failed to mention the locations were a combination of a strategic partner and Limelight. This misstatement prompted the Company to cease all investor awareness campaigns, issuing a retraction of the inaccurate information and a temporary furlough of myself at the helm of the Company.

A combination of all of these factors had a very detrimental effect on the Company operations and we all suffered from the equity market's confusion and concern. At the end of the year, the market price of our stock was 20% of the price as compared to the same time period a year earlier and down 97% from its 52 week high.

By any measure and with great anticipation, the vision for the year 2004 was sound for the course of the Company. However, the story as we concluded 2004 is

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one of a very promising turnaround. To begin 2005, we are refocusing our efforts to expand into numerous markets with our proprietary digital signage system. In addition, we identified a number of opportunities in other alternative media that support our digital signage focus.

We have analyzed the Company, its finances and its operations in order to maximize the return on investment from head count to basic expenses The Company monthly burn rate has been reduced to less than $15,000 per month. Projects have been re-evaluated for timeliness, cost to market and cash flow projections. Market pressures have made us lean and efficient. We are measuring and demanding performance from every employee and every business practice. We have developed a financial focus and will be leveraging our assets to the fullest benefit of the Company, including pursuing non-equity financing to limit share issuance.

Goals for 2005
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And now we have can speak of our successes and near term goals. We have expanded into the point of purchase arena with our digital signage program in 57 grocery stores in the St. Louis market. Our emphasis will be to stabilize this market during the first quarter of 2005 and expand up to 5 markets and 200 stores by the end of this fiscal year. Indeed, the digital media network in the St. Louis market alone will break the Company into a cash flow positive position with less than 25% of the market advertising space sold. Fully subscribed, each store represents a potential top line revenue stream of $6000 per month for the Company. During the ramp-up phase, we will be streamlining our ad reservation system and field operations to support a national rollout. Additionally, we are working closely with the grocers to test various presentation techniques to enhance the performance of the system for the sponsors.

The Company is actively involved in conversations to revisit the many opportunities that were pursued in 2004. Management anticipates that several projects will be re-instated and can achieve the financial objectives of the Company. The Company is further evaluating opportunities to expand its media reach to new markets. Management is confident that sustainable and profitable cash flow is achievable during the first quarter of 2005. We are challenging ourselves to find new value in our strengths and assets.

Specific agendas for 2005 include:
      1. Completion of the 57 grocery store network in St. Louis. Currently 39 stores are installed and on the network.
      2. Conclude ongoing negotiations to enter 5 additional markets with the grocery store network. The Company is seeking to establish a minimum of 12 stores with 50 screens in 5 separate markets by the end of the fiscal year. Markets that interest the Company include Southern California (including Los Angeles and San Diego), New England (including Boston, Philadelphia and New York), Upper Midwest (including Chicago), Mid Texas (including Houston, Dallas and Fort Worth) and the Southeast (including Atlanta and Miami). An expansion of 20 stores per month is a realistic goal this year.

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      3.    Identify opportunities to expand into specialty retail including drug stores and clothing stores. Company is already in contact with a few companies that have expressed interest in our digital media networks.
      4. Pursue opportunities to expand into the health and fitness industry with a digital signage system in high-end spas.
      5. Explore the market of a subscription based (rather than advertising based) system in targeted markets such as physician offices and banks.
      6. Re-address the mall project for viability and sponsorship. The Company currently has contracts for 8 large mall sites and is evaluating the marketability of the advertising space on the network.
      7. Evaluate acquisitions that expand the reach of the digital network in the grocery industry.

      8. Evaluate acquisitions or partners that expand the core competency of the Company.
      9. Evaluate acquisitions to expand the media mix to other out-of-home industries such as billboard and in-home media such as television. The digital signage industry is the method of choice for the future at the point of sale. Certain industries allow Limelight to leverage its point of purchase presence with brand marketing outside the retail locations.
      10. Management anticipates meeting top-line revenue of $8-$10 Million by end of fiscal 2005 assuming that a few initiatives outlined above are realized.
      11. Explore opportunities to enhance the corporate balance sheet and shareholder equity. The goal is to eliminate substantially all corporate financial obligations and create a positive shareholder equity valuation.

In re-writing the business during this turnaround, a key factor will be driving the shareholder value mentality in every aspect of our decisions. We are deeply resolved to keep our commitments to our shareholders, as we in management are also shareholders, and restore the confidence in the potential of this Company. The market is ripe for harvest and the opportunities immense.

We plan to add to our management team as our cash flow permits so we can expand and exploit the profitable opportunities. As we discussed earlier, the financial metrics of our business are very compelling.

I believe this is a great business to be in today. But success only comes when we make it happen. By sharing with you what we expect of ourselves, you can know what to expect of us.

Thank you for your support.

Sincerely,


David V. Lott
President
Limelight Media Group, Inc.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                LIMELIGHT MEDIA GROUP, INC.
Date: Dec 23, 2004
                                                By: /s/ David V. Lott
                                                    -----------------
                                                Name: David V. Lott
                                                Its: Director
                                                By: /s/ Phil Worack
                                                    ---------------
                                                Name: Phil Worack
                                                Its: Director